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                23.2   CONSENT OF MCGRAIL MERKEL QUINN & ASSOCIATES




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Francis J. Merkel, CPA

Joseph J. Quinn, CPA, CVA

Daniel J. Gerrity, CPA

Mary Ann E. Novak, CPA

McGrail Merkel Quinn & Associates

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


Consent of Independent Registered Public Accounting Firm
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         We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of North Penn Bancorp, Inc. of our report dated March 23, 2007, relating to the consolidated financial statements of North Penn Bancorp, Inc. and subsidiary included in the Prospectus of North Penn Bancorp, Inc., dated August 10, 2007, as filed with the Securities and Exchange Commission on August 16, 2007.


/s/ McGrail Merkel Quinn & Associates

Scranton, Pennsylvania
October 2, 2007



                              RSM McGladreyNetwork
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Clay Avenue Professional Plaza, 1173 Clay Avenue, Scranton, PA 18510 570961-0345
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